Exhibit 99.4

CINERGY CORP.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS — 2005

(unaudited)

	Q1	Q2	Total
Regulated Businesses
EPS As Reported	$0.39	$0.24	$0.63
Special Items:
Merger and Severance Costs	—	0.03	0.03
EPS Adjusted	$0.39	$0.27	$0.66

Commercial Businesses
EPS As Reported	$0.23	$0.02	$0.25
Special Items:
Merger and Severance Costs	—	0.03	0.03
Mark-to-Market Effect on Asset Hedges	0.12	0.04	0.16
EPS Adjusted	$0.35	$0.09	$0.44

Power Technology & Infrastructure Services
EPS As Reported	$(0.02)	$(0.01)	$(0.03)
Special Items:
Merger and Severance Costs	0.00	0.01	$0.01
EPS Adjusted	$(0.02)	$—	$(0.02)

Cinergy Corp.
EPS As Reported	$0.60	$0.25	$0.85
Special Items	0.12	0.11	$0.23
EPS Adjusted	$0.72	$0.36	$1.08